Exhibit 10.2
FIRSTMERIT CORPORATION
AMENDED AND RESTATED
2006 EQUITY PLAN
DIRECTORS’ ONE-TIME RESTRICTED STOCK AWARD AGREEMENT
RELATING TO RESTRICTED STOCK AWARD GRANTED TO
                                         ON M/D/YR
     This RESTRICTED STOCK AWARD AGREEMENT (“Agreement”) is made and entered into this                      day of February, 20___(the “Grant Date”), by and between FIRSTMERIT CORPORATION (the “Company”), and                                          (the “Grantee”).
     WITNESSETH, THAT:
     WHEREAS, the Company maintains the FirstMerit Corporation Amended and Restated 2006 Equity Plan (the “Plan”), as amended from time to time; and
     WHEREAS, one of purposes of the Plan is to enable nonemployee directors of the Company and its Related Entities to acquire a proprietary interest (or to increase an existing proprietary interest) in the Company, and to provide them with a more direct stake in the future and welfare of the Company and its Related Entities; and
     WHEREAS, the Grantee understands that this Agreement will be revoked retroactively (and will be of no effect whatsoever), unless the acknowledgement appearing at the end of this Agreement is signed and returned no later than 30 days after the Grant Date; and
     WHEREAS, although the Company intends that the Award be exempt from the requirements of Section 409A of the Code (“Section 409A”), the Company has the authority to amend this Agreement, without any further consideration, to comply with Section 409A, even if those amendments change the terms of this Agreement in a way that reduce the value or potential value of the Award.
     NOW, THEREFORE, the Company and the Grantee agree as follows:
     1. Grant. A restricted stock award (“Award”) of 1,000 shares (“Award Shares”) of the Company’s common shares, without par value (“Stock”), is hereby granted by the Company to the Grantee subject to the following terms and conditions and to the provisions of the Plan, the terms of which are hereby incorporated by reference. Capitalized terms used but not expressly defined in this Agreement will have the meanings given to them in the Plan.
     Subject to the terms of the Plan, if, before the restrictions imposed on the Award Shares lapse, there is a Stock dividend or Stock split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares or other similar corporate change affecting Stock, an appropriate adjustment will be made to the number of Award Shares and other limitations applicable to the Award Shares.

     2. Transfer Restrictions. Subject to the terms and conditions of the Plan and this Agreement, none of the Award Shares may be sold, assigned or transferred, in whole or in part, voluntarily or involuntarily, by the Grantee, nor made subject to any lien, directly or indirectly, by operation of law or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. However, the Grantee may designate a Beneficiary to receive any Award Shares issuable after the Grantee’s death.
     3. Release of Restrictions.
     A. Except as provided in Sections 3(B) and 4, and subject to the Grantee’s continued service as a director of the Company, the restrictions set forth in Section 2 above will lapse and the Award Shares will vest as follows:
1.	With respect to 334 Award Shares on February 21, 20___;

2.	With respect to 333 Award Shares on February 21, 20___; and

3.	With respect to 333 Award Shares on February 21, 20___.
     B. The restrictions set forth in Section 2 above will lapse and the Award Shares will vest on the date of any Change in Control.
4.	Rights to Award Shares upon Departure from the Board.

A.	Death or Disability:

If the Grantee dies or becomes Disabled, all Award Shares that are unvested will be fully vested.

B.	Termination for any Other Reason:

If the Grantee Terminates for any reason not described in Section 4(A), all unvested Award Shares will be forfeited immediately.
     5. Taxes. The Grantee is solely responsible for satisfying any tax liability associated with this Award.
     6. Rights as Shareholder. The Grantee will be entitled to all of the rights of a shareholder with respect to the Award Shares, including the right to vote the Award Shares and to receive dividends and other distributions payable with respect to the Award Shares after the Grant Date; provided, however, that if any dividends or other distributions are paid in shares of Stock, those shares will be subject to the same restrictions on transferability and forfeitability as the Award Shares with respect to which they were issued.

     7. Escrow of Share Certificates. For the purposes of securing the re-transfer of the Award Shares into the name of the Company in the event of forfeiture, certificates for the Award Shares will be issued in the Grantee’s name and will be held in escrow by, and subject to a security interest in favor of, the Company until restrictions with respect to the Award Shares lapse or the Award Shares are forfeited as provided in this Agreement; provided, however, that the terms of the escrow will make allowance for the transactions contemplated by Section 3(B). A certificate or certificates representing the Award Shares as to which restrictions have lapsed will be delivered to the Grantee after those restrictions have lapsed.
     8. Beneficiary Designation. The Grantee may name a Beneficiary or Beneficiaries (who may be named contingently or successively) to receive any Award Shares that are vested but are settled after the Grantee’s death. Each designation made will revoke all prior designations, must be made on a form prescribed by the Committee and will be effective only when filed in writing with the Committee. If the Grantee has not made an effective Beneficiary designation, the deceased Grantee’s Beneficiary will be the Grantee’s surviving spouse or, if there is no surviving spouse, the deceased Grantee’s estate.
     9. Severability. If any one or more of the provisions contained in this Agreement is conclusively determined to be invalid, illegal or unenforceable in any respect under applicable law, the validity, legality and enforceability of the remaining provisions of this Agreement will not, in any way, be ineffective or impaired thereby.
     10. Governing Law. This Agreement is made and entered into in the state of Ohio, and will in all respects be interpreted, enforced and governed under the laws of that state notwithstanding its conflict of laws rules. In the event of any dispute or controversy arising under or in connection with this Agreement, the parties consent to the jurisdiction of the Common Pleas Court of the State of Ohio (Summit County) or The United States District Court for the Northern District of Ohio, Eastern Division.
     11. Other Agreements. The Award Shares and this Agreement will be subject to the terms of any other written agreements between the Grantee and the Company and any Related Entity to the extent that those other agreements do not directly conflict with the terms of the Plan or this Agreement.
     12. Other Rules. The Award Shares and this Agreement are subject to more rules described in the Plan.
     13. Assignment. This Agreement will be binding upon the Company and the Grantee, their respective heirs, personal representatives, executors, administrators, and successors. The Company may freely assign or transfer this Agreement without the Grantee’s consent.
     14. Acknowledgement; Return of Agreement. This Agreement (and the Award Shares) will be revoked automatically unless the Grantee signs the acknowledgement appearing at the end of this Agreement and returns a copy of the signed Agreement to the Committee no later than 30 days after the Grant Date.

     15. Listing, Registration, Qualification. If the Board concludes that the listing, registration or qualification upon any securities exchange, under any state or federal law, or the approval or consent of any governmental body is necessary or desirable as a condition to the issuance of the Award Shares, the Award Shares may not be issued in whole or in part unless and until that listing, registration, qualification or approval has been obtained, free of any conditions which are not acceptable to the Board and the sale and delivery of stock under this Agreement is also subject to the same requirements and conditions.
     IN WITNESS WHEREOF, the Company has caused the Award to be granted pursuant to this Agreement on the date first above written.

FIRSTMERIT CORPORATION
By:
Christopher J. Maurer
Executive Vice President, Human Resources

ACKNOWLEDGEMENT
By signing below, the Grantee acknowledges and agrees that:
•	A copy of the Plan has been made available to the Grantee;

•	The Grantee has received a copy of the Plan’s Prospectus;

•	The Grantee has read and understands and accepts the conditions placed on the Award Shares;

•	The Grantee will consent (in the Grantee’s own behalf and in behalf of the Grantee’s beneficiaries and without any further consideration) to any amendments to the Award to comply with Section 409A, even if those amendments reduce the value or potential value of the Award Shares; and

•	If the Grantee does not return a signed copy of this Agreement to the address shown below not later than 30 days after the Grant Date, the Award Shares will be forfeited and this Agreement shall terminate and be of no further force or effect.
FirstMerit Corporation Compensation Department, CAS 82 III Cascade Plaza Akron, Ohio 44308
GRANTEE

By:

Print Name:

FIRSTMERIT CORPORATION
AMENDED AND RESTATED
2006 EQUITY PLAN
INSTRUCTIONS FOR COMPLETING SECTION 83(b) ELECTION FORM
A Grantee of restricted stock may make a Section 83(b) Election by completing this Section 83(b) Election Form. To do this:
•	The Grantee must make the election by completing the attached form;

•	Within 30 days of the Grant Date, the Grantee must send a copy of this form to the internal revenue office at which the Grantee files his or her federal income tax return;

•	A copy of this form must be submitted with the Grantee’s income tax return for the taxable year in which the property is transferred; and

•	The Grantee also must send a copy of this form to:

FirstMerit Corporation Compensation Department, CAS 82 III Cascade Plaza Akron, Ohio 44308

FIRSTMERIT CORPORATION
AMENDED AND RESTATED
2006 EQUITY PLAN
ELECTION UNDER SECTION 83(b)
OF THE INTERNAL REVENUE CODE OF 1986
The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code, to include in taxpayer’s gross income for the current taxable year, the amount of any income that may be taxable to taxpayer in connection with taxpayer’s receipt of the property described below:
1. The name, address, taxpayer identification number and taxable year of the undersigned are as follows:
NAME OF TAXPAYER:

ADDRESS:

IDENTIFICATION NUMBER OF TAXPAYER:
TAXABLE YEAR: Calendar year 20_.
2.	The property with respect to which the election is made is:

common shares, without par value, of FirstMerit Corporation, an Ohio corporation (“Company”).

3.	The date on which the property was transferred is:

4.	The property is subject to the following restrictions:

Forfeiture of:
(a) 334 shares, unless the taxpayer is serving as a director of the Company on February 21, 20___, subject to accelerated vesting if the taxpayer dies, becomes disabled or a change in control occurs;
(b) 333 shares, unless the taxpayer is serving as a director of the Company on February 21, 20___, subject to accelerated vesting if the taxpayer dies, becomes disabled or a change in control occurs; and
(c) 333 shares, unless the taxpayer is serving as a director of the Company on February 21, 20___, subject to accelerated vesting if the taxpayer dies, becomes disabled or a change in control occurs.
5. The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: $                    .

6. The amount (if any) paid for such property: $0.00
The undersigned has submitted a copy of this statement to the Company. The transferee of such property is the person performing the services in connection with the transfer of said property.
The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated:

(signature)

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